Exhibit 10.2

GUARANTOR ACKNOWLEDGEMENT

THIS GUARANTOR ACKNOWLEDGEMENT dated as of April 3, 2008 (this “Acknowledgment”) executed by each of the undersigned (the “Guarantors”) in favor of Wachovia Bank, National Association, as Agent (the “Agent”) and each “Lender” a party to the Credit Agreement referred to below (the “Lenders”).

WHEREAS, U-Store-It, L.P. (the “Borrower”), the Lenders, the Agent and certain other parties have entered into that certain Credit Agreement dated as of September 14, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, each of the Guarantors is a party to that certain Guaranty dated as of September 14, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) pursuant to which they guarantied, among other things, the Borrower’s obligations under the Credit Agreement on the terms and conditions contained in the Guaranty;

WHEREAS, the Borrower, the Agent and the Lenders are to enter into a First Amendment to Credit Agreement dated as of the date hereof (the “Amendment”), to amend the terms of the Credit Agreement on the terms and conditions contained therein;

WHEREAS, one of the Amendments to the Credit Agreement affected an increase of the aggregate Term Commitments under the Credit Agreement from $50,000,000 to $57,419,301.46 (the “Increase”); and

WHEREAS, it is a condition precedent to the effectiveness of the Amendment that the Guarantors execute and deliver this Acknowledgment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

Section 1.  Reaffirmation.  Each Guarantor hereby reaffirms its continuing obligations to the Agent and the Lenders under the Guaranty and agrees that the transactions contemplated by the Amendment (including, without limitation, the Increase) shall not in any way affect the validity and enforceability of the Guaranty, or reduce, impair or discharge the obligations of such Guarantor thereunder.

Section 2.  Governing Law.  THIS REAFFIRMATION SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 3.  Counterparts.  This Reaffirmation may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

[Signatures on Next Page]

IN WITNESS WHEREOF, each Guarantor has duly executed and delivered this Guarantor Acknowledgement as of the date and year first written above.

THE GUARANTORS:

U-STORE-IT TRUST

By:
	Name:	Christopher P. Marr
	Title:	Chief Financial Officer

U-STORE-IT MINI WAREHOUSE CO. YSI MANAGEMENT LLC YSI RT LLC

By:
	Name:	Christopher P. Marr
	Title:	Vice President and Treasurer